                    AGREEMENT FOR DATA PROCESSING SERVICES


THIS AGREEMENT is effective as of January 22, 1998, by and between Policy Management Systems Corporation ("PMSC") a South Carolina Corporation with principal offices at One PMSC Center, Blythewood, South Carolina 29016 (Post Office Box Ten, Columbia, South Carolina, 29202), and Shelby Insurance Company ("Customer") having its principal place of business at 175 Mansfield Avenue Shelby, Ohio 44875.

WHEREAS Customer is a licensee of PMSC's Series II PMS, BCMS, CHS and AIS Systems and uses said Systems to process Customer's and its Authorized Companies' property and casualty insurance business, and

WHEREAS, Customer is desirous of PMSC providing certain data processing and other related services for Customer and its Authorized Companies specified in Attachment No. 1 to the Master License Agreement by and between PMSC and Customer dated with an effective date of December 31, 1992, and Addendum No. 3 to such Attachment No. 1 (collectively the "License Agreement"), and

WHEREAS, PMSC wishes to provide such services for Customer and said Authorized Companies, and

WHEREAS, the parties herein wish to reduce their agreement to writing;

NOW, THEREFORE, that for and in consideration of the premises and undertakings hereinafter set forth, Customer and PMSC hereby agree as follows:


1.   DEFINITIONS

The following words shall have the following meanings in this Agreement unless the context hereof indicates otherwise:

1.1 SYSTEM: An assembly of computer programs and related documentation identified in Exhibit A and more specifically defined therein.

1.2 RELEASE OF A SYSTEM: An edition of a System which may include one or more individual versions developed by PMSC.

1.3 TERMINAL OPERATOR: An individual who is proficient in the entry of data into an electronic data processing system via remote computer terminals for processing by a System.

1.4 IMPLEMENTATION PLANNING SESSION ("IPS"): A joint planning session between PMSC and Customer, During the IPS PMSC and Customer shall mutually (a) adopt a plan (hereinafter "Implementation Plan") for Customer's implementation of the System, and (b) identify and allocate between PMSC and Customer those tasks and responsibilities required to accomplish the Implementation Plan.

1.5 CUSTOMIZATION: The coding and loading of the GTAM Tables into a System and the defining and loading of the Generalized Edits, System Reference Files and System Support Files into a System, and the performance of the other tasks specified as "Customizations" in Exhibit B to meet Customer's individual requirements. (An "Uncustomized" System is a System which has undergone no Customization; conversely, a "Customized" System has undergone at least some Customization.)

1.6 MODIFICATION: The making of program changes or additions to a System to make it conform to Customer's particular specifications. (An "Unmodified" System is a System which has undergone no Modification; conversely, a "Modified" System has undergone at least some Modification.)

1.7 PROCESSING CUSTOMER: A PMSC licensee to whom PMSC provides services under an agreement for data processing services.

                                    1 of 24

1.8 Banc System: An Unmodified System used by PMSC to process the data of its Processing Customers.

1.9 Production System: A Base System which has been Customized and Modified pursuant to this Agreement and made available to Customer for processing of its live data.

1.10 Test System: A Base System which includes one or more Customizations, Modifications, or other changes not yet integrated into a particular Processing Customer's Production System.

1.11 Other Software: Any applications software other than a System which is used to process Customer's data as of the effective date of this Agreement.

1.12 Enhancement: Any addition, change, and/or modification to a System which PMSC may from time to time develop and make available to its licensees pursuant to the Maintenance, Enhancements, Services Availability (MESA) provisions of its license agreements.


2.   DUTIES OF PMSC

2.1 Transaction Services: PMSC and Customer will mutually write a plan for transferring Customer's Production System and Other Software to PMSC's data center ("Transition Plan"). The Production System will be installed in PMSC's MVS mainframe operating environment. PMSC will monitor the progression of the Transition Services against the project schedule and keep Customer appraised of project progression on a monthly basis. Transition Services will include the following:

     (i) Operating Systems Programming - would include the installation or modification of any IBM or third party vendor software required for the Customer.

     (ii) Scheduling Processing Times - would include the automatic scheduling of all production and test cycles on an automated scheduling package. Flow charts for the Production and Test Systems will also be created and maintained to monitor scheduling changes.

     (iii) Library Management - would entail the installation and conversion of the Customer's execution JCL, procs, source code and object code onto the PMSC mainframe.

     (iv) Necessary Computer Mainframe Equipment - would include installing any additional hardware as required to support the Customer.

     (v) Necessary Magnetic Storage Media - would include installation of DASD devices, if required, to store and retrieve the Customer's data.

     (vi) 24 Hour Security Management - providing the installation and continual maintenance of security for the Customer's data. This entails establishing RACF access to production data, and adding, changing or deleting user access to the Production System.

     (vii) Production Processing - establish and maintain a production environment for the Customer's systems. This will include the initial loading of all of the Customer's data files, programs, procs, JCL and other components needed to process the Customer's production in a batch environment.

     2.1.1 Production CICS - establish the Customer's production of CICS region to stimulate parallel testing for the migration of the data to PMSC's mainframe. This region will become the Customer's production CICS once migration testing and final sign-off by the Customer are completed.

     2.1.2 Test Cycles - would include the running of simulated parallel and stand alone cycles to assure that data integrity and system functions are equal to those in the Customer's existing in-house environment.

     2.1.3 Test CICS/TSO - establish a test CICS region for the Customer to use to test changes before moving them to a production environment. TSO accessibility will also be provided to the Customer to allow access to all of the

                                    2 of 24
               programs and files required to maintain the test and Production System.

     2.1.4 Processing of OTHER SOFTWARE - would include installing and testing any non-PMSC software that the Customer desires to execute on the PMSC mainframe. This would also include loading all necessary data files, programs, procs and JCL required to simulate the Customer's existing environment for such software, PMSC will provide any testing as requested by the Customer to assure that the software has been properly installed and functions equal to such software in Customer's existing environment.

     2.1.5 Long Line Network Management - evaluate the capacity needs of the Customer for line transmission volume, speed, and connectivity at both the mainframe and Customer's site and any other related sites. Determine the optimal line configuration that will allow the Customer to reach desired response time results at the most cost effective price.

2.2 PMSC shall be entitled, in its sole discretion and upon reasonable notice, to perform or cause to be performed by any one or more of its subsidiaries any or all of its duties and obligations under this Agreement and the Exhibits hereto.

2.3 In order to facilitate the services to be provided pursuant to this Agreement, PMSC shall provide the necessary personnel, computer mainframe, equipment, and magnetic storage media required to provide the Services hereunder. If the Services are provided at a data center other than PMSC's Blythewood data center, the performance level of Services will be the same as or better than the level provided at PMSC's Blythewood data center.

2.4 PMSC shall process Customer's transactions as described in Exhibit A utilizing both the Customized and Modified System described in said Exhibit and Other Software. PMSC shall provide the following related support services to Customer:

     2.4.1 Production CICS: PMSC will provide to Customer, in accordance with Exhibit C, on-line access to the on-line portions of Customer's production Systems.

     2.4.2     Production Cycles:

               (a)  Daily Production Cycles:

                    PMSC will process Customer's transactions using the Production System daily batch cycle for each business day Monday through Friday. PMSC will use its best efforts to provide complete and balanced output from daily batch cycles prior to the beginning of Customer's next business day.

               (b)  Weekly Production Cycles

                    PMSC will process Customer's transactions using the Production System weekly batch cycles each week. PMSC will use its best efforts to provide complete and balanced output from weekly batch cycles prior to the start of Customer's next business week.

               (c)  Monthly Production Cycles

                    PMSC will process Customer's transactions using the Production System monthly batch cycle once per month. PMSC will use its best efforts to provide complete and balanced output from monthly batch cycles prior to the beginning of the sixth day following the day Customer closes its books each month.

     2.4.3 Statistical and Regulatory Reporting Support: Customer will have access to the data in the Production System via a dedicated telecommunication line to enable Customer to prepare summary reports and transmittals based upon Customer's data contained in and processed by the Production System for mandatory submission to state insurance regulators and statistical bureaus. Customer will be responsible for ensuring such reports and transmittals will be prepared on a monthly, quarterly, semi-annual, or annual basis to meet

                                    3 of 24

               Customer's scheduled mandatory reporting.

     2.4.4 Modification Processing: PMSC will process Customer's Modifications which PMSC may develop and implement pursuant to
               Section 4 below.

     2.4.5 Test CICS: PMSC will provide Customer on-line CICS access to the on-line portions of Customer's Test System to facilitate the testing of the System.

     2.4.6 Test Cycles: PMSC will provide Customer test cycles for Customer's Test System to facilitate the testing of the System.

     2.4.7 Processing and Maintenance of Other Software: PMSC will process Customer's data utilizing Other Software. In addition, and with Customer's assistance, PMSC shall maintain and test such Other Software.

2.5 PMSC shall establish and maintain reasonable safeguards against the destruction or loss of Customer's data in the possession of PMSC, which safeguards shall at least be equivalent to those which PMSC provides and maintains for its corporate affiliates. Customer and PMSC will mutually agree upon the frequency that back-up tapes will be removed from PMSC's data center to an off-site storage facility.

2.6 PMSC agrees to assist Customer in disposing of any computer hardware which Customer no longer needs after the execution of this Agreement. As part of the disposal assistance, PMSC agrees to assume the rights and financial responsibilities under the following hardware leases: (i) Customer's lense for the IBM CMOS mainframe model 2003-135; (ii) Customer's lease for the related RAMAC DASD; and (iii) Customer's lease for the EMC2 DASD.

3.   DUTIES OF CUSTOMER

3.1 Customers shall furnish at no cost to PMSC experienced management, supervisory and other personnel, including Terminal Operators, as necessary, to implement, operate, and coordinate use of the System at Customer's location. Customer will be responsible for all printing and mailing responsibilities.

3.2 Customer shall also furnish at no cost to PMSC, and the employees PMSC hires from Customer, equipment, office space, telephones, office supplies, supplies and materials necessary to facilitate the use of the System at Customer's location. The said equipment, supplies and materials include, but are not limited to, video terminals, control units, modems, printers, and other input/output devices, paper and forms. If necessary, Customer shall also provide at no cost to PMSC for data entry by means other than video terminals at Customer's locations, and System's output by means other than printers at Customer's location. IF PMSC provides output by means other than printers at Customer's location, Customer shall pay PMSC for such output on a time and materials basis. The equipment and office space contemplated by this Section 3.2 is the equipment and office space Customer utilizes as of the effective date of this Agreement.

3.3 If, as a result of Customer's failure or other failure beyond the control of PMSC, data is not furnished to PMSC for processing in accordance with PMSC's established processing schedule, PMSC shall reschedule and process Customer's data as promptly as reasonably possible, Customer shall pay PMSC for any processing necessitated by such rescheduling on a time and materials basis.

3.4 Customer will use its best efforts to test and authorize for incorporation into the Production System all Modifications, Enhancements, and all Customizations made to the Test System not later than 30 days of their first availability for testing or within written mutually agreed upon testing time frame. To the extent that Customer fails to authorize or unreasonably delays the use of said Modifications, Enhancements or Customizations in its Production System, Customer shall pay PMSC on a time and materials basis for the additional maintenance of Customer's Test System caused by the delay.

3.5 Customer acknowledges that in order for PMSC to perform the work projects being conducted by Customer's employees listed on Exhibit B hereto ("Work Projects"), 75% of Customer's employees listed on such Exhibit B must accept PMSC's offer of employment made in conjunction with this Agreement. Each such employment offer will be for a salary at least equal to such employee's current salary with Customer. If 75% of such employees do not

                                    4 of 24
     accept PMSC's employment offers, the parties agree that they will mutually agree to adjust the Services to be provided hereunder to compensate for the shortfall in employees available to PMSC for providing the Work Projects. The scope of such adjustment will be based on the number and/or nature of Customer's employees who do not accept PMSC's job offers and are not available to provide Services hereunder. PMSC agrees that it will work diligently to replace such individuals as quickly as is commercially reasonable in order to perform the Work Projects as set forth in this Agreement.

3.6 PMSC agrees to assign the employees hired from Customer by PMSC to Customer's current data center location for at least 180 days from the effective date hereof. PMSC will execute a mutually acceptable lease with Customer governing the use by PMSC of Customer's location, which lease may be terminated by either party, with or without cause, at any time after the first 180 days, provided the terminating party provides the other party with at least 90 days notice prior to such termination. Customer agrees that PMSC will not be required to pay Customer any lease fees or other charges and, Customer agrees to provide PMSC with the support as described in Section 3.2 of this Agreement.

3.7 Customer represents that as of the date of this Agreement the Other Software used for processing its business is listed in Exhibit D hereto. Within 90 days of the execution of this Agreement, PMSC will identify which of the Other Software licenses will be required to provide the Services defined in this Agreement. Customer acknowledges that it is Customer's responsibility to obtain authorization from the third party vendors for PMSC to use such Other Software to process Customer's business hereunder, and Customer shall be responsible for any charges or fees required by third party vendors to allow such use by PMSC including charges for continuing maintenance and use of the Other Software or discontinuing Customer's license. PMSC agrees to notify the third party vendors of the requirement for PMSC to use such Other Software and assist Customer in mitigating any fees payable for such Other Software. PMSC shall have no responsibility to third party vendors of the Other Software which is not used by PMSC to provide the Services hereunder.

4.   ADDITIONAL CUSTOMIZATION OR MODIFICATION OF THE SYSTEM

4.1 In the event Customer desires PMSC to accomplish Customization of a System in addition to that provided for herein and in the Exhibits hereto or Modification of a System, such Customization or Modification shall be performed under the following conditions:

     4.1.1 Customer shall furnish to PMSC written Instructions necessary to fully describe the scope of the Customization or Modification involved.

     4.1.2 After receipt of such written instructions from Customer, PMSC shall submit to Customer, in the form of a proposal, the written description of the project, anticipated time schedules and additional charges necessary to implement and subsequently process such Customization or Modification for Customer.

     4.1.3 After PMSC's receipt of Customer's written approval of PMSC's proposal, PMSC shall perform such Customization or Modification and Customer shall assist PMSC as necessary in the support of accomplishing such Customization or Modification.

     4.1.4 Customer promises and agrees to pay for such Customization and Modification as set forth in PMSC's approved proposal plus all reasonable travel, living and out-of-pocket expenses incurred by PMSC's personnel in performing such services.

4.2  YEAR 2000 PROJECT: PMSC agrees to assume Customer's current project of
     -----------------
     migrating from the PMS System, versions 4 and 6, to the PMS System, version 7, to enable the Production System to make the date specific program code produce accurate dates in the Year 2000 ("Year 2000 Project"). The Year 2000 Project will consist of the following:

     4.2.1 PMSC will attempt to hire Customer's key technical people who have designed and initiated the Year 2000 Project and,

                                    5 of 24

      PSMC will assign such key employees as well as other required technical and management personnel to work towards the successful completion of the Year 2000 Project. Customer agrees to provide sufficient personnel at Customer's expense necessary to ensure that the test matrix for System Testing is developed and implemented in accordance with the time frames set forth in the project plan and, Customer will assign additional personnel as necessary to ensure such timely completion if it appears that timely completion will slip outside of such time frames.

4.2.2 PMSC will be responsible for following and managing the project and testing. PMSC will work with Customer to make changes or improvements to the project plan as necessary as the project progresses.

4.2.3 PMSC and Customer will conduct bi-weekly conference calls to monitor the progress of the Year 2000 Project. If the project appears to be outside of the completion times frames, then PMSC and Customer will mutually agree upon the appropriate actions to be taken to realign the progress of the project within the stated times frames. This may include assigning additional technical personnel to the Year 2000 Project and delaying all other projects related to this Agreement to maximize the work effort for timely completion of the Year 2000 Project. For the purposes of this Agreement, the parties mutually agree that for timely completion of the Year 2000 Project, it is critical that user and System Testing commence on or before June 1 1998.

4.2.4 Customer acknowledges that it started the Year 2000 Project and designed the project plan to govern the migration to a version of the Production System that produces accurate dating, sorting, indexing, calculating and processing in the year 2000, including leap years. Notwithstanding anything to the contrary in this Article 4, Customer understands and agrees that PMSC's liabilities for the Year 2000 Project are limited as expressed in Articles 9 and 10 of this Agreement.

4.3 Customer promises and agrees to pay PMSC for all services performed and resources used by PMSC in performing its obligations pursuant to this
      Article 4 on a time and materials basis plus all reasonable travel. Living and out-of pocket expenses incurred by PMSC's personnel in performing such services.

5.    TRADE, SECRET AND PROPRIETARY RIGHTS

5.1 Customer acknowledges that the System and all Enhancements thereto, including new versions and Release of the System and the related documentation, further including but not limited to all training and procedural materials developed by PMSC in conjunction with the use of the System by Customer and any additions, supplements, or Modifications to the System (collectively referred to as "Materials") which may be developed specifically for Customer through the reimbursed or unreimbursed efforts of PMSC's employees, agents or the joint efforts of Customer and PMSC are trade secrets and the exclusive property of PMSC. Customer hereby transfers and assigns to PMSC any and all rights in and to any of the Materials which Customer may have (except for the license rights) including any copyrights thereto.

5.2 PMSC agrees that Customer shall have the right to use, in its own operations, such training and procedural materials and such additions, supplements, or Modifications to a System developed in conjunction with or for Customer pursuant to this Agreement. In the event that this Agreement is terminated, but Customer maintains in full force and effect a License Agreement for the use of the said System. Customer shall have the right to use any additions, supplements or Modifications to the System developed for Customer pursuant hereto for so long as the said License Agreement shall remain in effect.

5.3 Customer promises and agrees not to disclose or otherwise make System, including but not limited to any additions, supplements, Customizations or Modifications to the System, available to any person other than employees of Customer required to have such knowledge for normal use of the System. Customer agrees to obligate each such employee to a level of care sufficient to protect the System, including but not limited to any additions, supplements,

                                    6 of 24

     Customizations or Modifications to the System, from unauthorized disclosure. The obligations of Customer under this Section 5 shall continue after this Agreement is terminated.

6.   PRICE AND PAYMENT

6.1 In consideration of PMSC providing data processing and other related services pursuant to this Agreement, Customer promises and agrees to pay all the charges in the manner and method provided herein and as more specifically set forth in the Exhibits during the term of this Agreement.

6.2 In addition, Customer agrees to pay all telecommunication line and equipment charges and reasonable travel, living and out-of-pocket expenses incurred by PMSC's personnel in performing the services to be provided and pursuant to the Exhibits.

6.3 PMSC shall have the right at any time during the term hereof to increase the charges relating to the communication line and equipment as set forth herein and in the Exhibits by an amount equal to any increase which PMSC may be require to pay to the supplier of such communication line during the term of this Agreement.

6.4 Beginning January 1, 1999, the charges identified in Exhibit B shall be increased that January 1 and each January 1 of the term, or any extensions thereof, to PMSC's then current standard rates and charges, but in an event shall the percentage of such increase exceed one-half (1/2) of the percentage increase in the United States Consumer Price Index, published by the United States Bureau of Labor Statistics, since the latter of the effective date of this Agreement or the effective date of any price increase to Customer by PMSC pursuant to the provisions of this paragraph.

6.5 In the event PMSC offers new Releases of a System in accordance with the License Agreement by and between the parties and Customer elects to utilize such new Release of such System in the processing of Customer's data, then Customer shall be charged for the additional services required to implement such new Release and for additional processing requirements relating to said new Release at a rate to be agreed upon by PMSC and Customer. If Customer elects not to utilize such an offered new Release and PMSC provides additional services to maintain the Release of the System which Customer is then currently utilizing, then within a reasonable period of time following Customer's election not to utilize such new Release, Customer shall reimburse PMSC for such additional services on a time and materials basis.

6.6 All changes hereunder incurred on a time and materials basis shall be computed and adjusted according to the provisions of Exhibit B.

6.7 All invoices hereunder are due upon presentation and payable in United States dollars, PMSC agrees to mail invoices for each calendar month during the term of this Agreement within the first ten business days of the following calendar month. A late charge of 1.5% per month shall be due and payable on any amount not received by PMSC within 30 days immediately following Customer's receipt of PMSC's invoice.

6.8 Customer shall remain liable for all charges required under this Agreement and any Exhibit which are unpaid as of the date of its termination.

7.   TAXES

Customer agrees to pay all ????? and taxes that are now or may become applicable to the Services rendered hereunder, the transmission of data and any communication line provided by PMSC, or its use, lease, operation, control, transportation or value pursuant to this Agreement, or are measured by payments made under it, or are required to be collected by PMSC or paid by PMSC to tax authorities. This provision includes but is not limited to sales, use, and personal property taxes, or any other form of tax based on services performed and the communication or storage of data, but does not include taxes based on net income.

8.   TERM AND TERMINATION

8.1 This Agreement shall commence upon the above written effective date and shall remain in full force and effect continuously thereafter for 60 full calendar months. Except as otherwise

                                    7 of 24
     expressly provided herein and in the Exhibits, may extension of the term hereof must be in writing and mutually agreed to by both PMSC and Customer.

     8.1.1 Notwithstanding the above, upon at least 180 days prior written notice, Customer may terminate this Agreement on the last day of the 36th or 48th calendar month.

8.2 Either party may terminate this Agreement upon breach by the other party of any one or more of the terms and conditions of this Agreement or the Exhibits. The party so failing shall be notified in writing by the other party of the failure and, unless a satisfactory resolution has been agreed upon in writing within 60 days of said written notification, the nonbreaching party may terminate this Agreement.

8.3 In the event either party makes a general assignment for the benefit of creditors or files a voluntary petition in bankruptcy or petitions for reorganization or arrangement under the bankruptcy laws, or if a petition in bankruptcy is filed against either party and remains undismissed for a period of 30 days, or if a receiver or trustee is appointed for all or any part of the property and assets of either party, the other party may terminate the within Agreement.

8.4 Upon any termination or expiration of this Agreement, PMSC agrees to provide support in transferring Customer's data and the Production System to Customer's Authorized Location. Customer agrees to pay PMSC on a time and materials basis for such assistance by PMSC in repatriating the processing to Customer's Authorized Location.

9.   WARRANTIES

9.1 PMSC and/or its subsidiary shall use reasonable care in processing Customer's transactions and in performing related services as set forth in this Agreement. PMSC and/or its subsidiary shall be responsible only to the extent of (a) correcting at its expense any nonconformities between the Production System and its documentation which are due to PMSC's machines, operators, or programmers and (b) reprocessing at its expense data which may be processed in error due to the sole fault of PMSC's machines, operators or due to a nonconformity of the Production System to its documentation.

9.2 Customer warrants and represents that the Other Software is year 2000 compliant, and will accurately search, index, compile and calculate dates in the year 2000, including leap years. Other than damage amounts provided for Customer under Section 10.3 hereof, Customer shall indemnify and hold PMSC harmless from and against any loss, liability, claim or damage incurred by PMSC or Customer arising or resulting from the (i) Year 2000 Project to be performed pursuant to this Agreement, (ii) Other Software, and/or (iii) Customer's use or possession of any equipment supplied by PMSC, Customer covenants to comply with all governmental laws, ordinances, regulations and orders applicable to the installation, use, possession or operation of any equipment or service supplied by PMSC hereunder.

9.3 Customer represents and warrants that the project plan for the migration to Version 7 of the System and the Year 2000 Project is comprehensive and capable of timely completion and, that as of the effective date hereof, the migration and Year 2000 Project is on target for timely and successful completion.

10.  LIMITATION OF LIABILITY

10.1 EVEN IF ALL OTHER REMEDIES FAIL OF THEIR ESSENTIAL PURPOSES, PMSC SHALL NEVER BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES SUCH AS, BUT NOT LIMITED TO, LOSS OF ANTICIPATED PROFITS OR, PAYMENTS TO THIRD PARTIES IN CONNECTION WITH, OR ARISING OUT OF THE SERVICES PROVIDED FOR IN THIS AGREEMENT, EVEN IS PMSC HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS SECTION 10.1 WILL NOT BE CONSTRUED AS PRECLUDING RECOVERY BY CUSTOMER OF ACTUAL DIRECT DAMAGES UNDER SECTION 10.3 BELOW.

10.2 THE PARTIES HERETO AGREE THAT THERE ARE NO UNDERSTANDINGS, AGREEMENTS, REPRESENTATIONS OR

                                    8 of 24

     WARRANTIES EXPRESS OR IMPLIED INCLUDING ANY REGARDING MERCHANTABILITY, FITNESS OR FITNESS FOR A PARTICULAR PURPOSE NOT SPECIFIED HEREIN RESPECTING THIS AGREEMENT, THE SERVICES OR THE EQUIPMENT DESCRIBED HEREIN OR IN ANY EXHIBIT MADE A PART HEREOF, THIS AGREEMENT STATES THE ENTIRE OBLIGATION OF PMSC IN CONNECTION WITH THIS TRANSACTION.

10.3 BOTH PARTIES ACKNOWLEDGE THAT (A) CUSTOMER DESIGNED THE PROJECT PLAN, (B) CUSTOMER PERFORMED THE REQUIREMENTS STUDY RELIED UPON IN ITS DESIGN AND PERFORMANCE OF THE YEAR 2000 PROJECT, AND PSMC IS ASSUMING THE RESPONSIBILITY TO MANAGE AND PERFORM THE YEAR 2000 PROJECT WHICH WAS STARTED UNDER CUSTOMER'S DIRECTION BASED UPON THE FOREGOING ACKNOWLEDGEMENTS, CUSTOMER'S REPRESENTATIONS AND WARRANTIES IN SECTION 9.3, AND THE PARTIES' ASSESSMENT OF THE RISKS INVOLVED WITH THE SERVICES AND YEAR 2000 PROJECT, THE PARTIES HERETO AGREE TO LIMIT PMSC'S LIABILITIES UNDER THIS AGREEMENT TO THE FOLLOWING:

     10.3.1 EXCEPT FOR PMSC'S SEPARATE LIABILITY TO CUSTOMER FOR THE YEAR 2000 PROJECT, AS LIMITED IN SECTION 10.3.2 BELOW, AND EVEN IF THE REMEDIES/WARRANTIES IN SECTION 9.1 ABOVE OR, ALL OTHER REMEDIES ARE FOUND TO FAIL OF THEIR ESSENTIAL PURPOSES OR ARE FOUND INSUFFICIENT, PMSC SHALL NEVER BE LIABLE TO CUSTOMER IN THE AGGREGATE OVER THE TERM HEREOF IN EXCESS OF (I) THE LESSER OF THE AMOUNT OF ACTUAL DIRECT DAMAGES AWARDED AGAINST PMSC, OR $750,000.00, AND, (II) FOR PERFORMANCE LEVEL DEFICIENCIES, THE LIQUIDATED DAMAGES AS SET FORTH IN EXHIBIT C HERETO; EXCEPT FOR PMSC'S SEPARATE LIABILITY TO CUSTOMER FOR THE YEAR 2000 PROJECT, AS LIMITED IN SECTION 10.3.2 BELOW, CUSTOMER SHALL ASSUME AND BE RESPONSIBLE FOR ANY ADDITIONAL LIABILITIES OR DAMAGES IN EXCESS OF SUCH $750,000.00.

     10.3.2 PSMC AND CUSTOMER AGREE THAT NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, AND EVEN IF THE REMEDIES/WARRANTIES IN
               SECTION 9.1 ABOVE OR, ALL OTHER REMEDIES ARE FOUND TO FAIL OF THEIR ESSENTIAL PURPOSES OR ARE FOUND INSUFFICIENT, PMSC'S LIABILITIES UNDER THIS AGREEMENT FOR THE RISKS ASSOCIATED WITH UNTIMELY AND UNSUCCESSFUL COMPLETION OF THE YEAR 2000 PROJECT SHALL NEVER EXCEED IN THE AGGREGATE OVER THE TERM HEREOF IN EXCESS OF $1,000,000.00 AND, CUSTOMER ACKNOWLEDGES AND SHALL ASSUME AND BE RESPONSIBLE FOR ANY ADDITIONAL LIABILITIES OR DAMAGES IN EXCESS OF SUCH $1,000,000.00, INCLUDED IN THE FOREGOING $1,000,000.00 LIMIT, PMSC AGREES TO PAY CUSTOMER $10,000,00 LIQUIDATED DAMAGES FOR EACH DAY OR PARTIAL DAY THAT THE MIGRATED SYSTEM IS NOT READY TO START SYSTEM TESTING AFTER JUNE 15, 1998; ANY LIQUIDATED DAMAGES OWED TO CUSTOMER UNDER THIS
               SECTION 10.3.2 SHALL COMMENSURATELY REDUCE THE AMOUNT OF THE $1,000,000.00 LIMIT THAT PMSC SHALL BE LIABLE FOR UNDER THIS
               SECTION 10.3.2.

11.  FORCE MAJEURE

PMSC or its subsidiary shall not be liable or deemed to be in default for any delay or failure in performance under this agreement or interruption of service

                                    9 of 24
resulting , directly or indirectly, from acts of God, civil or military authority, labor disputes, shortages of suitable parts, materials, labor or transportation, or any similar cause beyond the reasonable control of PMSC.

12.   GENERAL

12.1 Customer and PMSC warrant that while this Agreement is in effect, neither will directly or indirectly induce any employee of the other to terminate his or her employment; nor will either, without prior written consent of the other, offer employment to any employee of the other, or to former employees during the six (6) month period immediately following such employee's termination.

12.2 All schedules that may be set forth directly or by reference anywhere in this Agreement or the Exhibits are conditioned upon plans and specifications agreed upon by the parties as of the date of execution of this Agreement. Any subsequent modifications of said plans or specifications shall entitle PMSC at its option to adjust and/or extend such schedules in a reasonable manner.

12.3 All notices which are required to be given or submitted pursuant to this Agreement shall be in writing and shall be either delivered in person or sent by certified mail, return receipt requested, to the address set forth herein or to such other address as the parties may from time to time designate in writing for such purposes. Notices shall be deemed to have been given at the time when personally delivered or, if mailed in a certified post-paid envelope, upon the fifth day after the date such notice shall be postmarked. All notices to PMSC shall be addressed to the attention of the General Counsel.

12.4 Customer and PMSC covenant and promise not to disclose the terms and conditions of this Agreement and any Exhibits hereto, to any third party, except as required in the normal conduct of business or as expressly agreed to by the other party hereto.

12.5 This Agreement and any Exhibits made a part hereof: (a) constitute the entire agreement between the parties and supersede and merge any and all prior discussions, representations, negotiations, correspondence, writings and other agreements and together state the entire understanding and agreement between PMSC and Customer with respect to data processing services; (b) may be amended or modified only in writing agreed to and signed by PMSC and Customer; and (c) shall be deemed to have been entered into and executed in the State of South Carolina and shall be construed, performed and enforced in all respects in accordance with the laws of that State.

12.6 Neither party hereto shall be deemed to have waived any rights or remedies accruing to it hereunder unless such waiver is in writing and signed by such party. No delay or omission by either party hereto in exercising any right shall operate as a waiver of said right on any future occasion. All rights and remedies hereunder shall be cumulative and may be exercised singularly or concurrently.

12.7 The descriptive headings of this Agreement are intended for reference only and shall not affect the construction or interpretation of this Agreement.

12.8 Wherever the singular of any term is used herein it shall be deemed to include the plural wherever the plural thereof may be applicable.

12.9 Whenever the phrase "business days" is used it shall mean Customer's normally scheduled work days, Customer's holidays excepted.

12.10 Customer shall not assign this Agreement or any of its rights hereunder without the prior written consent of PMSC.

12.11 If any provision of this Agreement or any Exhibit hereto or the application thereof to any party or circumstances shall, to any extent, now or hereafter be or become invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and every other provision of this Agreement shall be valid and enforceable, to the fullest extent permitted by law.

                                   10 of 24

PMSC and Customer certify by their undersigned authorized representatives that they have read this Agreement, including all Exhibits and Schedules, and agree to be bound by its terms and conditions.

PMSC
POLICY MANAGEMENT SYSTEMS CORPORATION

By:       /s/ Stephen G. Morrison
     ----------------------------------
          (Authorized Signature)
        (in non-black ink, please)

          STEPHEN G. MORRISON
     ----------------------------------
                (Name)

          Executive Vice President
             and General Counsel
     ----------------------------------
                 (Title)

               1-29-98
     ----------------------------------
             (Execution Date)

     Originally signed by Stephen G. Morrison on 1/22/98

CUSTOMER

SHELBY INSURANCE COMPANY

By:       /s/ Barry A. Patrick
     ----------------------------------
          (Authorized Signature)
        (in non-black ink, please)

          BARRY A. PATRICK
     ----------------------------------
                (Name)

          EXEC. VICE PRESIDENT
     ----------------------------------
               (Title)

               1/22/98
     ----------------------------------
             (Execution Date)

                                   11 of 24

                                   EXHIBIT A

                                    TO THE

                    AGREEMENT FOR DATA PROCESSING SERVICES

                                    BETWEEN

                     POLICY MANAGEMENT SYSTEMS CORPORATION

                                      AND

                           SHELBY INSURANCE COMPANY


1.   SYSTEM:

     1.1 SYSTEM: The Release and version of the Series II Systems set forth below will be used to process transactions described in Section 2 below.

                         PMS       5.3, Version 4, Version 6 and Version 7
                         BCMS
                         CHS
                         AIS

2.   TRANSACTION DESCRIPTION:

     Customer's property and liability insurance, for personal and commercial transactions will be initially processed hereunder using the indicated Release and version of the System as modified pursuant to this Agreement. PMSC shall process said transactions using the System identified under
     Section 1 above only so long as the Customer maintains a license in full force and effect, including MESA, for each aforementioned System.

                                   12 of 24

                                   EXHIBIT B

                                    TO THE

                    AGREEMENT FOR DATA PROCESSING SERVICES

                                   BETWEEN

                    POLICY MANAGEMENT SYSTEMS CORPORATION

                                     AND

                           SHELBY INSURANCE COMPANY


PROCESSING CHARGES:

A. The Monthly Charges for processing Customer's transactions using the Release and version of the System specified in Exhibit A, shall be payable monthly and shall consist of the charges outlined below;

     1. Commencing upon Customer's first use of the Production System for the processing of Customer's live data following completion of the Transition Services outlined in Section 2.1 of the Agreement, and continuing thereafter throughout the remainder of the term of the Agreement, Customer agrees to any PMSC a Monthly Processing Charge. The processing services covered by the Monthly Processing Charges and the other assigned tells and any additional related charges are delineated on Schedule 1 to this Exhibit B. The Monthly Processing Charge (as defined below in Table 1) shall be determined based upon the direct written premium ("DWP") processed on the Production System for that month times the applicable Percentage Factors, which are sequentially applied. Notwithstanding the above, the Minimum Monthly Processing Charge shall be $50,000.00. If Customer's parent corporation, Vesta Fire Insurance Corporation ("Vesta") enters into a data processing agreement with PMSC for processing Customer's and Vesta's Insurance business, and migrates Customer's insurance business from the Production System to the POINT computer software system ("POINT Software") licensed to Vesta by PMSC, then PMSC will reduce the Minimum Monthly Processing Charge commensurate with the ramp-up of the processing under the new processing agreement; provided that the Minimum Monthly Processing Charge will not be reduced lower than what is required to cover PMSC's expenses in performing its duties under the Agreement.

                                    TABLE 1

                 DIRECT WRITTEN PREMIUMS                  PERCENTAGE FACTORS
                 -----------------------                  ------------------

                     $0     - $100,000,000                       0.86%
               $100,000,001 - $165,000,000                       0.83%
               $165,000,001 - $212,000,000                       0.77%
               $212,000,001 - $275,000,000                       0.76%
               $275,000,001 - $359,000,000                       0.73%
               Greater than $359,000,000                         0.70%

          NOTWITHSTANDING ANYTHING IN THE AGREEMENT TO THE CONTRARY, PMSC AGREES NOT TO INCREASE THE ABOVE PERCENTAGE FACTOR RATES PURSUANT TO SECTION
          6.4 OF THE AGREEMENT FOR THE FIRST 36 MONTHS OF THE AGREEMENT.

     2. Monthly communication lines charges (which shall be pass-through commencing upon installation of such lines).

B. The Services described below shall be provided on a "time and materials" basis. Charges for Services provided on a time and materials basis shall be computed using the rates and charges set forth in Table 2 below:

                                   13 of 24

1. Test (i.e. non production) CICS for any Test Systems over and above the one included in the Monthly Processing Charge.

2. All test cycles of any software for any Test Systems over and above the one included in the Monthly Processing Charge.

3. Processing of Customer's business data other than according to the processing schedule provided in subsection 2.4.2 of the Agreement.

4.   Carry forward of Customer's Modifications in Customer's Systems.

5. Implementation, maintenance and processing of Other Software added after the effective date of the Agreement.

6. Processing of Customer's Modifications added after the effective date of the Agreement, except as otherwise expressly agreed.

7.   Customizations and Modifications made by PMSC to the System.

8.   Performing the Year 2000 Project.

9.   Transition Services


                                    TABLE 2
                           TIME AND MATERIALS RATES*

     SERVICE                                  RATE
     -------                                  ----

     MVS CPU Priority-Minute (1)              $90.00
     MVS CPU Prime-Minute (1)(2)              $18.00
     MVS CPU CICS-Minute (1)                  $18.00
     MVS CPU Other-Minute (1)                 $18.00
     DB2 CPU Surcharge-Minute (1)             $19.48
     TSO Connect-Hour                         $  .04
     Tape Mount                               $ 3.36
     Tape EXCP - Per 1000                     $  .06
     Tape Storage - Retained                  $  .02
     Tape Removed                             $30.00
     Tape Returned                            $ 7.50
     DASD EXCP - Per 1000                     $  .21
     DASD Storage - Per Megabyte              $  .25
     Local Page Print - Per Image             $  .09
     Remote Page Print - Per Image            $.0044
     Local Print - Per 1000 Lines             $ 1.97
     Remote Print - Per 1000 Lines            $  .09
     Local Microfiche - Per 1000 Lines        $  .60

     Charges for on-line Availability outside of Standard Availability $200.00/Hour.

PERSONNEL RATES
---------------

                                   14 of 24

     1. For the first 168 person-months of PMSC personnel services on the Production System, Customer will pay PMSC $9,100.00 per person-month.

     2. After the first 168 person-months of PMSC personnel services on the Production System, and for personnel services on the POINT Software, Customer will pay PMSC $11,500.00 per month. Customer commits to use a minimum of 648 person-months of PMSC's personnel services on the Production System or POINT Software within the first 36 calendar months of the Agreement. If Customer does not use at least 648 person-months of personnel services within such 36 calendar month period, then PMSC will invoice Customer for the difference between 648 person-months and the actual number of person-months used times $11,500.00. After Customer uses the 648 person-months of personnel services, Customer will pay PMSC $11,500.00 per person-month for services on the Production System under this Agreement and $14,500.00 per person-month for services on the POINT Software. The raises for the 168 person-month commitment and the 648 person-month commitment above will not be adjusted pursuant to Section 6.4 of the Agreement. However, the $11,500.00 and $14,500.00 rates that apply to services after the 168 and 648 person-month commitments shall be adjusted pursuant to Section
         6.4 of the Agreement.

     3. Customer agrees to pay PMSC a bonus equal to 10% of the aggregate Service Charges paid to PMSC by Customer associated with the migration to the Version 7 of the Systems if the migrated Systems are ready to enter production processing as the Production Systems on or before October 1, 1998; however, the foregoing bonus will not exceed $150,000.00. Such bonus shall be due and payable within 30 days of Customer's receipt of an invoice therefor.

______________________________
/(1)/  Based on IBM 9021 - 9X2
/(2)/  8:00 a.m to 5:00 p.m. Eastern Standard Time business days.
/(3)/ A Person Month shall equal 160 hours of personnel time and a partial person-month shall be invoiced and payable on a pro-rata basis.

 .    AFTER THE FIRST 36 MONTHS OF THE AGREEMENT, AND UPON 30 DAYS PRIOR WRITTEN
     NOTICE, PMSC MAY ADJUST THE NON-PERSONNEL RATES FOR THE SERVICES
     IDENTIFIED IN THIS TABLE 2 TO ITS THEN CURRENT STANDARD RATES AND CHARGES FOR THE SERVICES AND USE OF ITS EQUIPMENT.

                                   15 of 24

                                  SCHEDULE I
                                      TO
                                   EXHIBIT B
                                    TO THE
                    AGREEMENT FOR DATA PROCESSING SERVICES
                                    BETWEEN
                    POLICY MANAGEMENT SERVICES CORPORATION
                                      AND
                         SHELBY INSURANCE CORPORATION



--------------------------------------------------------------------------------
   RESPONSIBILITY GRID              PRICING METHOD    RESPONSIBILITY  COMMENT
        FUNCTION
--------------------------------------------------------------------------------
1. Dedicated PMSC account manager       % of DWP       PMSC
--------------------------------------------------------------------------------
2. Apply to PMSC base programs
   TIBS, enhancements, regulatory       % of DWP       PMSC
   and statutory changes when
   available from PMSC development
--------------------------------------------------------------------------------
3. Correct production system non-
   conformities on PMSC system          % of DWP       PMSC
--------------------------------------------------------------------------------
4. Provide on-line mainframe
   computer access to customer          % of DWP       PMSC
   employees during normal business
   hours
--------------------------------------------------------------------------------
5. Provide schedule computer
   operations to process policy         % of DWP       PMSC
   transactions on PMSC and other
   approved mainframe systems
--------------------------------------------------------------------------------
6. Provide data communications
   management and planning              % of DWP       PMSC
--------------------------------------------------------------------------------
7. Provide mainframe security
   management and maintenance           % of DWP       PMSC
--------------------------------------------------------------------------------
8. Provide mainframe data
   management                           % of DWP       PMSC
--------------------------------------------------------------------------------
9. Provide maintenance of mainframe
   computer equipment and operating     % of DWP       PMSC
   systems
--------------------------------------------------------------------------------
10. Plan for introduction of new
    technology                          % of DWP       PMSC
--------------------------------------------------------------------------------

                                   16 of 24

--------------------------------------------------------------------------------
11. Payment of costs associated
    with the transfer of a         Direct cost of   Customer
    third party system software       Customer
    license from the Customer
    data center to a PMSC
    data center
--------------------------------------------------------------------------------
12. Report to statistical bureaus                              Contract services
                                   Direct cost of   Customer   available through
                                      Customer                 PMSC's Bureau
                                                               Services Area
--------------------------------------------------------------------------------
13. Provide scheduled computer
    operations for test systems        Time &       PMSC/
    in addition to those stated       Materials     Customer
    in the Agreement
--------------------------------------------------------------------------------
14. PMSC expenses incurred         No Charge -      PMSC
    exercising due diligence           PMSC
                                   Marketing
                                   activity
--------------------------------------------------------------------------------
15. Conversions from one system
    to another system                  Time &       PMSC/
                                      Materials     Customer
--------------------------------------------------------------------------------
16. Interfaces from one system                                 Existing
    to another system                  Time &       PMSC/      interfaces to be
                                      Materials     Customer   convered in
                                                               Processing size
                                                               charge.
--------------------------------------------------------------------------------
17. Output to media other than                                 Includes
    paper                              Time &       PMSC/      microfiche,
                                      Materials     Customer   microfilm or
                                                               image.
--------------------------------------------------------------------------------
18. Provide scheduled computer
    operations to process              Time &       PMSC
    transactions on systems not       Materials
    approved for inclusion in the
    processing size charge
--------------------------------------------------------------------------------
19. Implementation of new
    application systems                Time &       PMSC/
                                      Materials     Customer
--------------------------------------------------------------------------------
20. Retrofit of old modifications
    to new PMSC base programs          Time &       PMSC
                                      Materials
--------------------------------------------------------------------------------
21. Production of reports not
    output by systems as of            Time &       PMSC
    contract date                     Materials
--------------------------------------------------------------------------------
22. Development activity related
    to projects approved by            Time &       PMSC
    Customer                          Materials
--------------------------------------------------------------------------------
23. Provide on-line mainframe
    computer access to Customer        Time &       PMSC
    employees outside of normally     Materials
    scheduled hours
--------------------------------------------------------------------------------

                                   17 of 24

----------------------------------------------------------------------------------------------------------------
     24.  Move applications systems from
          the Customer's data center to a         Time & Materials         PMSC/
          PMSC data center                                                 Customer
----------------------------------------------------------------------------------------------------------------

     25.  Installation and recurring monthly      Direct pass through      Customer
          charges for data communications
          lines and equipment linking
          PMSC and locations of Customer.
----------------------------------------------------------------------------------------------------------------
     26.  Operation and maintenance of
          print facilities at locations of        Direct cost of           Customer
          Customer                                   Customer
----------------------------------------------------------------------------------------------------------------
     27.  Customer internal hardware
          purchases                               Direct cost of           Customer
                                                     Customer
----------------------------------------------------------------------------------------------------------------
     28.  Maintenance and operation of
          hardware and software for               Direct cost of           Customer
          personal computers and local area          Customer
          networks
----------------------------------------------------------------------------------------------------------------
     29.  Maintenance of wiring from local        Direct cost of           Customer
          terminals at Customer locations to         Customer
          the terminal communications
          controller device
----------------------------------------------------------------------------------------------------------------
     30.  Forms printing/assembly for
          production processing                   Direct cost of           Customer
                                                     Customer
----------------------------------------------------------------------------------------------------------------
     31.  Paper and preprinted forms stock
          to support printer requirements         Direct cost of           Customer
                                                     Customer
----------------------------------------------------------------------------------------------------------------
     32.  Travel expenses of PMSC
          employees                               Direct cost of           Customer
                                                     Customer
----------------------------------------------------------------------------------------------------------------
     33.  License fees to PMSC for
          application software                    Direct cost of           Customer
                                                     Customer
----------------------------------------------------------------------------------------------------------------
     34.  Federal Express invoices for
          deliveries of PMSC print, tapes,        Direct cost of           Customer
          etc.                                       Customer
----------------------------------------------------------------------------------------------------------------

                                   18 of 24

                                   Exhibit C

                                    to the

                    Agreement For Data Processing Services

                                    between

                     Policy Management Systems Corporation

                                      and

                           Shelby Insurance Company

ON-LINE AVAILABILITY:

1. On-line access to the Production System data shall normally be available to Customer 7:00 a.m. to 7:00 p.m. EST on business days ("Standard Availability").

     On-line access outside of the above period shall be at PMSC's standard rates for such services as set forth in Table 2 of Exhibit B.

     On-line access shall mean access to Customer's data via remote terminal at Customer's site.

A. The following are the Performance Levels for the Services under this Agreement.

     (1)  PRODUCTION CICS - RESPONSE

          Performance Level:       5.0 seconds, 90% of all transactions as
                                   measured from the network equipment
                                   terminating the line at Customer's site on the outgoing trip to the same network equipment terminating the line at Customer's site on the incoming trip during hours of availability.

          Correction Period:       4 weeks

          Amount Withheld:         $7,000.00/per month

     (2)  PRODUCTION CICS - AVAILABILITY

          Performance Level:       95% as reported in PMSC's standard weekly
                                   report of System Availability during the normal business hours of 7:00 A.M. EST and 7:00 P.M. EST.

          Correction Period:       4 weeks

          Amount Withheld:         $5,000.00/per month

     (3)  DAILY PRODUCTION CYCLES

          Performance Level:       85% of cycles completed.

          Correction Period:       4 weeks

          Amount Withheld:         $5,000.00/per month


                                   19 of 24

     (4)  DAILY PRODUCTION CYCLE OUTPUT

          Performance Level:   Output of 85% cycles available to start printing
                               by 7:00 a.m. Eastern time of the next business day.

          Correction Period:   4 weeks

          Amount Withheld:     $5,000.00/per month


     (5)  MONTHLY PRODUCTION CYCLE

          Performance Level:   Cycle completed and output available to start
                               printing prior to 7:00 a.m. Eastern time of the 6th calendar day.

          Correction Period:   30 days

          Amount Withheld:     $2,000.00/per month

B. In the event that PMSC's performance of the herein referenced Services fall outside of the Performance Level for that Service set forth above, and such Performance Level is not achieved during the Correction Period specified for said service, Customer may withhold payment of amounts due PMSC under this Agreement equal to the Amount Withheld stated for said service for each partial month following the Correction Period that said Performance Level is not achieved. Upon PMSC's achieving said Performance Level Customer agrees to promptly resume paying PMSC all amounts accruing hereunder; however, Customer may retain the amount withheld pursuant to the terms of this Section without obligation thereafter to pay said amount to PMSC.

C. In addition to the conditions stated above all of the following conditions must be met prior to withholding any amounts:

     (1) Customer shall have implemented and shall have been in compliance with PMSC's guidelines concerning equipment and communication lines which shall be developed to achieve that Performance Levels. The
          Performance Levels will only apply to live production processing with the Production System.

     (2) Customer shall give written notice to PMSC's General Counsel with a copy to the Senior Vice President responsible for the services under this Agreement of any failure to meet the Performance Levels specified in this Agreement.

     (3) A designee of Customer and a designee of PMSC shall meet to review perceived problems and set forth a corrective plan. Such meeting may be by telephone.

     (4) If a corrective plan cannot be agreed upon by both parties, then Customer may withhold from the Monthly Processing Charge the amount specified herein for the corresponding Performance Level subject to the limitation set forth below.

     (5) Performance Levels for "On-Line Response Time" and "On-Line Availability" referenced hereinabove will be calculated on a rolling 4 week average. Response Time will be measured from the instant the data exits the network equipment terminating the line at Customer's site on the outgoing trip to the same network equipment terminating the line at Customer's site on the incoming trip.

                                   20 of 24

     (6) Performance Levels for "Daily Cycles" and "Daily Output" will be calculated on a rolling daily average over a 4 week period.

     (7) Upon Customer's notification of service outside of the Performance Level for "On-Line Response Time" or "On-Line Availability" the rolling Performance Level average calculations in C.5 and C.6 above shall be suspended with Performance Levels calculated and reviewed on a daily average basis during the respective Correction Periods. When performance returns to Performance Levels at or above those specified herein, the Performance Levels in C.5 and C.6 shall thereafter be calculated on the rolling average basis.

                                   21 of 24

                                   EXHIBIT D

                                    to the

                    Agreement For Data Processing Services

                                    between

                     Policy Management Systems Corporation

                                      and

                           Shelby Insurance Company


                                   SOFTWARE

VENDOR                        PRODUCT                  COMMENTS

Boole & Babbage               CMT Monitor

IBM                           CMOS software            Schedule of software not
                                                       provided

IVANS                         Subscription

Chicago Soft                  MVS QuikRef

Computer Associates                                    Enterprise Agreement-
                                                       Schedule of software not
                                                       provided

                              Intertest XA/ESA
                              Netman
                              Examine
                              Novell Unicenter
                              CA Optimizer

PMSC                          AIS
                              Version 7
                              Series III
                              BCMS
                              CHS

Compuware                     File/AbendAid

Document Systems              Silver Plume

H&W                           Wizard Mail

                                   22 of 24

Image Science             DocuMerge

Intersolve                Version Manager

Princeton                 Version Merger

SAS                       SAS                           License identified two
                                                        products-SAS Base &
SAS                                                     DB2
Insurance Ref Sys.        Silver Plume

Sterling Software         Comparex

Pitney Bowes              Maxi Finalist Bar Code

Unitech                   U/ACR Batch Balancing

Mainware                  HourGlass 2000

Merril Consultants        MXG Software

MicroFocus                MicroFocus COBOL

Xerox                     XPAF License

Technologic Software      Comet

Mobius Management Systems Mobius                        License indicates two
                                                        products- Infopak and
                                                        Documerger

Kodak                     Imaglink

Xactware                  Xactimate

                                   23 of 24

                                   EXHIBIT E

                                    to the

                    Agreement For Data Processing Services

                                    between

                     Policy Management Systems Corporation

                                     and

                           Shelby Insurance Company


                               SHELBY EMPLOYEES

1.   Houseworth, William T.
2.   Hoff, Michael E.
3.   MacCormick, J. Brad
4.   Wills, Elizabeth R.
5.   Tanner, Rebecca A.
6.   Neal, Gray L.
7.   Dodge, Catherine S.
8.   Young, Laura A.
9.   Alt, Tamara J.
10.  Utz, Denise L.
11.  McQuillan, Terry L.
12.  Crist, Timothy M.
13.  Paurrier, Daniel J.
14.  Davis, Charlotte J.
15.  Johnson, Katherine
16.  Kisling, Susan M.
17.  Wagner, Joyce A.
18.  King, Vella J.
19.  Wagner, Karen S.
20.  Collins, Kenneth
21.  Simmons, Lisa A.
22.  Ensman, Donna K.
23.  Stevens, Debora A.
24.  Atkins, Maryellen
25.  Arnold, Dennis A.
26.  Mawhorr, Ronald
27.  Anderson, Karen A.
28.  Grimm, Kimberly D.
29.  Albert, Lorna J.
30.  Albert, Todd E.
31.  Hostetler, Angela R.

                                   24 of 24